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                                                      EXHIBIT (4)








                     NEW ENGLAND BUSINESS SERVICE, INC.

                                    and

                     THE FIRST NATIONAL BANK OF BOSTON

                                Rights Agent




                              ________________




                   Amended and Restated Rights Agreement

                       Dated as of October 27, 1989
                     as amended as of October 20, 1994









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                  STOCKHOLDER PROTECTION RIGHTS AGREEMENT

                             Table of Contents

                                                                       Page


                                 Article I
                            CERTAIN DEFINITIONS

Section 1.1       Certain Definitions . . . . . . . . . . . . . . . .    2

                                 Article II
                                 THE RIGHTS

Section 2.1       Summary of Rights . . . . . . . . . . . . . . . . .   13
Section 2.2       Legend on Common Stock
                    Certificates  . . . . . . . . . . . . . . . . . .   13
Section 2.3       Exercise of Rights;
                    Separation of Rights  . . . . . . . . . . . . . .   14
Section 2.4       Adjustments to Purchase Price;
                    Number of Rights  . . . . . . . . . . . . . . . .   18
Section 2.5       Date on Which Exercise is
                    Effective . . . . . . . . . . . . . . . . . . . .   21
Section 2.6       Execution, Authentication, Delivery
                    and Dating of Rights
                    Certificates  . . . . . . . . . . . . . . . . . .   21
Section 2.7       Registration, Registration of
                    Transfer and Exchange . . . . . . . . . . . . . .   22
Section 2.8       Mutilated, Destroyed, Lost and
                    Stolen Rights Certificates  . . . . . . . . . . .   24
Section 2.9       Persons Deemed Owners . . . . . . . . . . . . . . .   25
Section 2.10      Delivery and Cancellation of
                    Certificates  . . . . . . . . . . . . . . . . . .   26
Section 2.11      Agreement of Rights Holders . . . . . . . . . . . .   26

                                Article III
                 ADJUSTMENTS TO THE RIGHTS IN THE EVENT OF
                            CERTAIN TRANSACTIONS

Section 3.1       Flip-in . . . . . . . . . . . . . . . . . . . . . .   28
Section 3.2       Flip-over . . . . . . . . . . . . . . . . . . . . .   32

                                 Article IV
                              THE RIGHTS AGENT

Section 4.1       General . . . . . . . . . . . . . . . . . . . . . .   32
Section 4.2       Merger or Consolidation or Change of
                    Name of Rights Agent  . . . . . . . . . . . . . .   35
Section 4.3       Duties of Rights Agent  . . . . . . . . . . . . . .   36
Section 4.4       Change of Rights Agent  . . . . . . . . . . . . . .   40

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                                 Article V
                               MISCELLANEOUS

Section 5.1       Redemption  . . . . . . . . . . . . . . . . . . . .   42
Section 5.2       Expiration  . . . . . . . . . . . . . . . . . . . .   43
Section 5.3       Issuance of New Rights
                    Certificates  . . . . . . . . . . . . . . . . . .   43
Section 5.4       Supplements and Amendments  . . . . . . . . . . . .   44
Section 5.5       Fractional Shares . . . . . . . . . . . . . . . . .   45
Section 5.6       Rights of Action  . . . . . . . . . . . . . . . . .   46
Section 5.7       Holder of Rights Not Deemed a
                    Stockholder . . . . . . . . . . . . . . . . . . .   47
Section 5.8       Notice of Proposed Actions  . . . . . . . . . . . .   47
Section 5.9       Notices . . . . . . . . . . . . . . . . . . . . . .   48
Section 5.10      Suspension of Exercisability  . . . . . . . . . . .   49
Section 5.11      Costs of Enforcement  . . . . . . . . . . . . . . .   50
Section 5.12      Successors  . . . . . . . . . . . . . . . . . . . .   50
Section 5.13      Benefits of this Agreement  . . . . . . . . . . . .   50
Section 5.14      Determination and Actions by
                    by the Board of Directors, etc. . . . . . . . . .   50
Section 5.15      Descriptive Headings  . . . . . . . . . . . . . . .   51
Section 5.16      Governing Law . . . . . . . . . . . . . . . . . . .   51
Section 5.17      Counterparts  . . . . . . . . . . . . . . . . . . .   52
Section 5.18      Severability  . . . . . . . . . . . . . . . . . . .   52

                                  EXHIBITS

Exhibit A         Certificate of Designation,
                    Preferences and Rights of Series A
                    Participating Preferred Stock

Exhibit B         Form of Rights Certificate
                    (Together with Form of
                    Election to Exercise)


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                   AMENDED AND RESTATED RIGHTS AGREEMENT


            AMENDED AND RESTATED RIGHTS AGREEMENT (as amended from time to time, this "Agreement"), dated as of October 20, 1994, between New England

Business Service, Inc., a Delaware corporation (the "Company"), and The

First National Bank of Boston, as Rights Agent (the "Rights Agent", which term shall include any successor Rights Agent hereunder).

                                WITNESSETH:

            WHEREAS, on October 27, 1989 (the "Rights Dividend Declaration

Date"), the Board of Directors of the Company entered into a Rights

Agreement (hereinafter referred to as the "Original Rights Agreement") with respect to the authorization and declaration of a dividend distribution of one Right for each share of common stock, par value $1.00 per share, of the

Company ("Common Stock") outstanding at the close of business on November

10, 1989 (the "Record Date"), and authorized the issuance of one Right (as such number may thereinafter be adjusted pursuant to the provisions of

Section 11(k) of the Original Rights Agreement) for each share of Common

Stock of the Company issued between the Record Date (whether originally issued or delivered from the Company's treasury) and the Distribution Date,

each Right initially representing the right of purchase one one-hundredth of a share of Participating Preferred Stock of the

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Company having the rights, powers and preferences set forth in the form of

Certificate of Designation, Preferences and Rights attached to the Original

Rights Agreement as Exhibit A, upon the terms and subject to the conditions set forth in the Original Rights Agreement (the "Rights");

            WHEREAS, the Original Rights Agreement provides that prior to the Distribution Date (as such term is defined in the Original Rights

Agreement), the Company and the Rights Agent may, if the Company so

directs, supplement or amend any provision of the Original Rights Agreement without the approval of any holders of certificates representing shares of

Common Stock;

            WHEREAS, the Distribution Date (as such term is defined in the

Original Rights Agreement) has not occurred;

            WHEREAS, the Company and the Rights Agent wish to amend and restate the Original Rights Agreement in its entirety as follows:

            NOW THEREFORE, in consideration of the premises and the

respective agreements set forth herein, the parties hereby agree as follows:


                                 ARTICLE I

                            CERTAIN DEFINITIONS

            1.1   Certain Definitions.  For purposes of this Agreement, the

following terms have the meanings indicated:

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            "Acquiring Person" shall mean any Person who first becomes the

Beneficial Owner of 15% or more of the outstanding shares of Common Stock after the date of this Amendment or who is, unbeknownst to the Company, the

Beneficial Owner of 15% or more of the outstanding Common Stock as of such date; provided, however, that the term "Acquiring Person" shall not include any Person (i) who is, unbeknownst to the Company, the Beneficial Owner of

15% or more of the outstanding shares of Common Stock on the date of this

Agreement or who shall become the Beneficial Owner of 15% or more of the outstanding shares of Common Stock solely as a result of an acquisition by the Company of shares of Common Stock, until such time hereafter or thereafter as any of such Persons shall become the Beneficial Owner (other than by means of a stock dividend or stock split or pursuant to any employee benefit plan of the Company) of any additional shares of Common

Stock, (ii) who is the Beneficial Owner of 15% or more of the outstanding shares of Common Stock but who acquired Beneficial Ownership of shares of

Common Stock without any plan or intention to seek or affect control of the

Company, if such Person promptly enters into an irrevocable commitment promptly to divest, and thereafter promptly divests (without exercising or retaining any power, including voting, with respect to such shares),

sufficient shares of Common Stock (or securities convertible into,

exchangeable into or

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exercisable for Common Stock) so that such Person ceases to be the

Beneficial Owner of 15% or more of the outstanding shares of Common Stock or (iii) who Beneficially Owns shares of Common Stock consisting solely of one or more of (A) shares of Common Stock Beneficially Owned pursuant to the grant or exercise of an option granted to such Person by the Company in connection with an agreement to merge with, or acquire, the Company prior to a Flip-in Date, (B) shares of Common Stock (or securities convertible into, exchangeable into or exercisable for Common Stock), Beneficially

Owned by such Person or its Affiliates or Associates at the time of grant of such option or (C) shares of Common Stock (or securities convertible into, exchangeable into or exercisable for Common Stock) acquired by

Affiliates or Associates of such Person after the time of such grant which,

in the aggregate, amount to less than 1% of the outstanding shares of

Common Stock.  In addition, the Company, any wholly-owned Subsidiary of the

Company and any employee stock ownership or other employee benefit plan of the Company or a wholly-owned Subsidiary of the Company shall not be an

Acquiring Person.

            "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Securities Exchange Act of

1934, as such Rule is in effect on the date of this Agreement.

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            A Person shall be deemed the "Beneficial Owner", and to have

"Beneficial Ownership" of, and to "Beneficially Own", any securities as to which such Person or any of such Person's Affiliates or Associates is or may be deemed to be the beneficial owner pursuant to Rule 13d-3 and 13d-5 under the Securities Exchange Act, as such Rules are in effect on the date of this Agreement, as well as any securities as to which such Person or any of such Person's Affiliates or Associates has the right to become

Beneficial Owner (whether such right is exercisable immediately or only after the passage of time or the occurrence of conditions) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner", or to have "Beneficial Ownership" of, or to

"Beneficially Own", any security (i) solely because such security has been tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered security is accepted for payment or exchange or (ii) solely because such Person or any of such Person's Affiliates or Associates has or shares the power to vote or direct the voting of such security pursuant to a revocable proxy given in response to a public proxy or consent solicitation made to more than ten holders of shares of a class of stock of the Company registered

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under Section 12 of the Securities Exchange Act of 1934 and pursuant to,

and in accordance with, the applicable rules and regulations under the

Securities Exchange Act of 1934, except if such power (or the arrangements relating thereto) is then reportable under Item 6 of Schedule 13D under the

Securities Exchange Act of 1934 (or any similar provision of a comparable or successor report).  Notwithstanding the foregoing, no officer or director of the Company shall be deemed to Beneficially Own any securities of any other Person by virtue of any actions such officer or director takes in such capacity.  For purposes of this Agreement, in determining the percentage of the outstanding shares of Common Stock with respect to which a Person is the Beneficial Owner, all shares as to which such Person is deemed the Beneficial Owner shall be deemed outstanding.

            "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in The Commonwealth of Massachusetts or the city in which the principal office of the Rights Agent is located are authorized or obligated by law or executive order to close.

            "Close of Business" on any given date shall mean 5:00 P.M.,

Boston time, on such date; provided, however, that if such date is not a

Business Day, it shall mean 5:00 P.M., Boston time, on the next succeeding

Business Day.

            "Distribution Date" shall mean the close of business on the earlier of (i) the tenth business day (or

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such later date as the Board of Directors of the Company may from time to time fix by resolution adopted prior to the Distribution Date that would otherwise have occurred) after the date on which any Person commences a tender or exchange offer which, if consummated, would result in such

Person's becoming an Acquiring Person and (ii) the Flip-in Date; provided,

that if any tender or exchange offer referred to in clause (i) of this paragraph is cancelled, terminated or otherwise withdrawn prior to the

Distribution Date without the purchase of any shares of Common Stock pursuant thereto, such offer shall be deemed, for purposes of this paragraph, never to have been made.

            "Exchange Time" shall mean the time at which the right to

exercise the Rights shall terminate pursuant to Section 3.1(c) hereof.

            "Expiration Time" shall mean the earliest of (i) the Exchange

Time, (ii) the Redemption Time, (iii) the close of business on October 20,

2004 and (iv) upon the merger of the Company into another corporation pursuant to an agreement entered into prior to a Flip-in Date.

            "Flip-in Date" shall mean the tenth business day after any

Stock Acquisition Date which is not the result of a Flip-over Transaction or Event or such earlier or later date as the Board of Directors of the

Company may from time to time fix by resolution adopted prior to the Flip-

in Date that would otherwise have occurred.

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            "Flip-over Entity," for purposes of Section 3.2, shall mean

(i) in the case of a Flip-over Transaction or Event described in clause

(i) of the definition thereof, the Person issuing any securities into which shares of Common Stock are being converted or exchanged and, if no such securities are being issued, the other party to such Flip-over Transaction or Event and (ii) in the case of a Flip-over Transaction or Event referred to in clause (ii) of the definition thereof, the Person receiving the greatest portion of the assets or earning power being transferred in such

Flip-over Transaction or Event, provided in all cases if such Person is a subsidiary of a corporation, the parent corporation shall be the Flip-Over

Entity.

            "Flip-over Stock" shall mean the capital stock (or similar equity interest) with the greatest voting power in respect of the election of directors (or other persons similarly responsible for direction of the business and affairs) of the Flip-Over Entity.

            "Flip-over Transaction or Event" shall mean a transaction or series of transactions after the time when an Acquiring Person has become such in which, directly or indirectly, (i) the Company shall consolidate or merge or participate in a share exchange with any other Person if, at the time of the consolidation, merger or share exchange or at the time the

Company enters into any agreement with respect to any such consolidation,

merger or share exchange,

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the Acquiring Person controls the Board of Directors of the Company and either (A) any term of or arrangement concerning the treatment of shares of capital stock in such consolidation, merger or share exchange relating to the Acquiring Person is not identical to the terms and arrangements relating to other holders of the Common Stock or (B) the Person with whom the transaction or series of transaction occurs is the Acquiring Person, an

Affiliate or Associate of the Acquiring Person or acting in concert with the Acquiring Person or (ii) the Company shall sell or otherwise transfer

(or one or more of its Subsidiaries shall sell or otherwise transfer)

assets (A) aggregating more than 50% of the assets (measured by either book value or fair market value) or (B) generating more than 50% of the operating income or cash flow, of the Company and its Subsidiaries (taken as a whole) to any Person (other than the Company or one or more of its wholly owned Subsidiaries) or to two or more such Persons which are

Affiliates or Associates or otherwise acting in concert, if, at the time of the entry by the Company (or any such Subsidiary) into an agreement with respect to such sale or transfer of assets, the Acquiring Person controls the Board of Directors of the Company.  An Acquiring Person shall be deemed to Control the Company's Board of Directors when, following a Flip-in Date,

the persons who were directors of the Company before the

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Flip-in Date shall cease to constitute a majority of the Company's Board of

Directors.

            "Market Price" per share of any securities on any date shall mean the average of the daily closing prices per share of such securities

(determined as described below) on each of the 20 consecutive Trading Days through and including the Trading Day immediately preceding such date;

provided, however, that if an event of a type analogous to any of the events described in Section 2.4 hereof shall have caused the closing prices used to determine the Market Price on any Trading Days during such period of 20 Trading Days not to be fully comparable with the closing price on such date, each such closing price so used shall be appropriately adjusted in order to make it fully comparable with the closing price on such date.

The closing price per share of any securities on any date shall be the last reported sale price, regular way, or, in case no such sale takes place or is quoted on such date, the average of the closing bid and asked prices,

regular way, for each share of such securities, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange,

Inc. or, if the securities are not listed or admitted to trading on the New

York Stock Exchange, Inc., as reported in the principal consolidated trans-

action reporting system with respect to securities listed on the principal

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national securities exchange on which the securities are listed or admitted to trading or, if the securities are not listed or admitted to trading on any national securities exchange, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, or, if on any such date the securities are not listed or ad-

mitted to trading on any national securities exchange or quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the securities selected by the Board of Directors of the Company; provided, however, that if on any such date the securities are not listed or admitted to trading on a national securities exchange or traded in the over-the-counter market, the closing price per share of such securities on such date shall mean the fair value per share of securities on such date as determined in good faith by the Board of Directors of the Company, after consultation with a nationally recognized investment banking firm, and set forth in a certificate delivered to the Rights Agent.

            "Person" shall mean any individual, firm, partnership,

association, group (as such term is used in Rule 13d-5 under the Securities

Exchange Act of 1934, as such Rule is in effect on the date of this

Agreement), corporation or other entity.

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            "Preferred Stock" shall mean the Series A Participating

Preferred Stock, without par value, of the Company created by a Certificate of Designation, Preferences and Rights attached as Exhibit A hereto.

            "Purchase Price" shall mean, as of any date, the price at which a holder may purchase the securities issuable upon exercise of one whole

Right.  Until adjustment thereof in accordance with the terms hereof, the

Purchase Price shall equal $75.00.

            "Redemption Price" shall mean an amount equal to one cent,

$0.01.

            "Redemption Time" shall mean the time at which the right to exercise the Rights shall terminate pursuant to Section 5.1 hereof.

            "Stock Acquisition Date" shall mean the first date of public announcement by the Company (by any means) that an Acquiring Person has become such.

            "Subsidiary" of any specified Person shall mean any corporation or other entity of which a majority of the voting power of the equity securities or a majority of the equity interest is Beneficially Owned,

directly or indirectly, by such Person.

            "Trading Day," when used with respect to any securities, shall mean a day on which the New York Stock Exchange, Inc. is open for the transaction of business or, if such securities are not listed or admitted to trading on

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the New York Stock Exchange, Inc., a day on which the principal national securities exchange on which such securities are listed or admitted to trading is open for the transaction of business or, if such securities are not listed or admitted to trading on any national securities exchange, a

Business Day.


                                 ARTICLE II

                                 THE RIGHTS

            2.1   Summary of Rights.  As soon as practicable after the date

hereof, the Company will mail a letter summarizing the terms of this

Agreement to each holder of record of Common Stock as of the date hereof,

at such holder's address as shown by the records of the Company.

            2.2  Legend on Common Stock Certificates.  Certificates for the

Common Stock issued after the date hereof but prior to the Distribution

Date shall evidence one Right for each share of Common Stock represented thereby and shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

      This certificate also evidences and entitles the holder to certain Rights as set forth in the Rights Agreement between New England Business Service, Inc. (the "Company") and The First National Bank of Boston (the "Rights Agent") dated as of October 27, 1989, as amended from time to time (the "Rights Agreement") the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may

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      be redeemed, may be exchanged for other securities, may expire or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) or a transferee of the foregoing may become null and void.


Certificates representing shares of Common Stock that were issued and outstanding at the Record Date shall evidence one Right for each share of

Common Stock evidenced thereby notwithstanding the absence of the foregoing legend and certificates representing shares of Common Stock issued after such time but prior to the date of this amendment bearing the form of legend set forth in the Original Rights Agreement shall evidence one Right for each share of Common Stock on the terms set forth in this Agreement.

            2.3   Exercise of Rights; Separation of Rights.  (a)  Subject

to Sections 3.1, 5.1 and 5.10 and subject to adjustment as herein set forth, each Right will entitle the holder thereof, after the Distribution

Date and prior to the Expiration Time, to purchase, for the Purchase Price,

one one-hundredth of a share of Preferred Stock.

            (b)  Until the Distribution Date, (i) no Right may be exercised and (ii) each Right will be evidenced by the certificate for the associated share of Common Stock and

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will be transferable only together with, and will be transferred by a transfer of, such associated share.

            (c)   Subject to the terms hereof, after the Distribution Date

and prior to the Expiration Time, the Rights (i) may be exercised and (ii)

may be transferred independent of shares of Common Stock.  Promptly following the Distribution Date, the Rights Agent will mail to each holder of record of Common Stock as of the Distribution Date (other than any

Person whose Rights have become void pursuant to Section 3.1(b)), at such holder's address as shown by the records of the Company (the Company hereby agreeing to furnish copies of such records to the Rights Agent for this purpose), (x) a certificate (a "Rights Certificate") in substantially the form of Exhibit A hereto appropriately completed, representing the number of Rights held by such holder at the Distribution Date and having such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any national securities exchange or quotation system on which the Rights may from time to time be listed or traded, or to conform to usage, and (y) a disclosure statement describing the Rights.

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            (d)   Subject to the terms hereof, Rights may be exercised on

any Business Day after the Distribution Date and prior to the Expiration

Time by submitting to the Rights Agent the Rights Certificate evidencing such Rights with an Election to Exercise (an "Election to Exercise")

substantially in the form attached to the Rights Certificate duly completed, accompanied by payment in cash, or by certified or official bank check or money order payable to the order of the Company, of a sum equal to the Purchase Price multiplied by the number of Rights being exercised and a sum sufficient to cover any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights

Certificates or the issuance or delivery of certificates for shares or depositary receipts (or both) in a name other than that of the holder of the Rights being exercised.

            (e)   Upon receipt of a Rights Certificate, with an Election to

Exercise accompanied by payment as set forth in Section 2.3(d), and subject to the terms hereof, the Rights Agent will thereupon promptly (i)(A)

requisition from a transfer agent stock certificates evidencing such number of shares or other securities to be purchased (the Company hereby irrevocably authorizing its transfer agents to comply with all such requisitions) and (B) if the Company elects pursuant to Section 5.5 not to issue certificates representing fractional shares, requisition from the depositary

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selected by the Company depositary receipts representing the fractional shares to be purchased or requisition from the Company the amount of cash to be paid in lieu of fractional shares in accordance with Section 5.5 and

(ii) after receipt of such certificates, depositary receipts and/or cash,

deliver the same to or upon the order of the registered holder of such

Rights Certificate, registered (in the case of certificates or depositary receipts) in such name or names as may be designated by such holder.

            (f)   In case the holder of any Rights shall exercise less than

all the Rights evidenced by such holder's Rights Certificate, a new Rights

Certificate evidencing the Rights remaining unexercised will be issued by the Rights Agent to such holder or to such holder's duly authorized assigns.

            (g)   The Company covenants and agrees that it will (i) take

all such action as may be necessary to ensure that all shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized, executed, issued and delivered and fully paid and nonassessable; (ii) take all such action as may be necessary to comply with any applicable requirements of the Securities Act of 1933 or the Securities

Exchange Act of 1934, and the rules and regulations thereunder, and any other applicable law, rule or regulation, in connection with

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the issuance of any shares upon exercise of Rights; and (iii) pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the original issuance or delivery of the

Rights Certificates or of any shares issued upon the exercise of Rights,

provided that the Company shall not be required to pay any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for shares in a name other than that of the holder of the

Rights being transferred or exercised.

            2.4   Adjustments to Purchase Price; Number of Rights.  (a)  In

the event the Company shall at any time prior to the Distribution Date

(i) declare or pay a dividend on Common Stock payable in Common Stock,

(ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares of Common Stock,

(x) the Purchase Price in effect after such adjustment will be equal to the

Purchase Price in effect immediately prior to such adjustment divided by the number of shares of Common Stock (the "Expansion Factor") that a holder of one share of Common Stock immediately prior to such dividend,

subdivision or combination would hold thereafter as a result thereof and

(y) each Right held prior to such adjustment will become that number of

Rights equal to the Expansion Factor, and the adjusted number of Rights

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will be deemed to be distributed among the shares of Common Stock with respect to which the original Rights were associated (if they remain outstanding) and the shares issued in respect of such dividend, subdivision or combination, so that each such share of Common Stock will have exactly one Right associated with it.  Each adjustment made pursuant to this paragraph shall be made as of the payment or effective date for the applicable dividend, subdivision or combination.

            In the event the Company shall at any time prior to the

Distribution Date issue any shares of Common Stock otherwise than in a transaction referred to in the preceding paragraph, each such share of

Common Stock so issued shall automatically have one new Right associated with it, which Right shall be evidenced by the certificate representing such share.  To the extent provided in Section 5.3, Rights shall be issued by the Company in respect of shares of Common Stock that are issued or sold by the Company after the Distribution Date.

            (b)  In the event the Company shall at any time prior to the

Distribution Date issue or distribute any securities or assets in respect of, in lieu of or in exchange for Common Stock (other than pursuant to a regular periodic cash dividend or a dividend paid solely in Common Stock)

whether by dividend, in a reclassification or recapitalization (including any such transaction involving a
merger, consolidation or share exchange), or otherwise, the Company shall make such adjustments, if any, in the Purchase Price, number of Rights and/or securities or other property purchasable upon exercise of Rights as the Board of Directors of the Company, in its sole discretion, may deem to be appropriate under the circumstances in order to adequately protect the interests of the holders of Rights generally, and the Company and the

Rights Agent shall amend this Agreement as necessary to provide for such adjustments.

            (c)  Each adjustment to the Purchase Price made pursuant to this Section 2.4 shall be calculated to the nearest cent.  Whenever an adjustment to the Purchase Price is made pursuant to this Section 2.4, the

Company shall (i) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (ii) promptly file with the Rights Agent and with each transfer agent for the Common Stock a copy of such certificate and (iii) mail a brief summary thereof to each holder of Rights.

            (d)   Rights Certificates shall represent the securities

purchasable under the terms of this Agreement, including any adjustment or change in the securities purchasable upon exercise of the Rights, even though such certificates may continue to express the securities purchasable at the time of issuance of the initial Rights Certificates.

            2.5   Date on Which Exercise is Effective.  Each person in

whose name any certificate for shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares represented thereby on the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase

Price for such Rights (and any applicable taxes and other governmental charges payable by the exercising holder hereunder) was made; provided,

however, that if the date of such surrender and payment is a date upon which the stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the stock transfer books of the Company are open.

            2.6   Execution, Authentication, Delivery and Dating of Rights

Certificates.  (a)  The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, President or one of its Vice

Presidents, under its corporate seal reproduced thereon attested by its

Secretary or one of its Assistant Secretaries.  The signature of any of these officers on the Rights Certificates may be manual or facsimile.

            Rights Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersignature and delivery of such Rights Certificates.

            Promptly after the Company learns of the Distribution Date, the

Company will notify the Rights Agent of such Distribution Date and will deliver Rights Certificates executed by the Company to the Rights Agent for countersignature, and, subject to Section 3.1(b), the Rights Agent shall manually countersign and deliver such Rights Certificates to the holders of the Rights pursuant to Section 2.3(c) hereof.  No Rights Certificate shall be valid for any purpose unless manually countersigned by the Rights Agent.

            (b)   Each Rights Certificate shall be dated the date of

countersignature thereof.

            2.7   Registration, Registration of Transfer and Exchange.  (a)

After the Distribution Date, the Company will cause to be kept a register

(the "Rights Register") in which, subject to such reasonable regulations as it may prescribe, the Company will provide for the registration and transfer of Rights.  The Rights Agent is hereby appointed "Rights

Registrar" for the purpose of maintaining the Rights Register for the

Company and registering Rights and transfers of Rights after the

Distribution Date as herein provided.  In the event that the Rights Agent shall cease to be the Rights Registrar, the Rights Agent will have the right to examine the Rights Register at all reasonable times after the

Distribution Date.

            After the Distribution Date and prior to the Expiration Time,

upon surrender for registration of transfer or exchange of any Rights

Certificate, and subject to the provisions of Section 2.7(c) and (d), the

Company will execute, and the Rights Agent will countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder's instructions, one or more new Rights

Certificates evidencing the same aggregate number of Rights as did the

Rights Certificate so surrendered.

            (b)   Except as otherwise provided in Section 3.1(b), all

Rights issued upon any registration of transfer or exchange of Rights

Certificates shall be the valid obligations of the Company, and such Rights shall be entitled to the same benefits under this Agreement as the Rights surrendered upon such registration of transfer or exchange.

            (c)   Every Rights Certificate surrendered for registration of

transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company or the Rights

Agent, as the case may be, duly executed by the holder thereof or such holder's attorney duly authorized in writing.  As a condition to the issuance of any new Rights Certificate under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

            (d)   The Company shall not be required to register the

transfer or exchange of any Rights after such Rights have become void under

Section 3.1(b), been exchanged under Section 3.1(c) or been redeemed or terminated under Section 5.1.

            2.8   Mutilated, Destroyed, Lost and Stolen Rights

Certificates.  (a)  If any mutilated Rights Certificate is surrendered to the Rights Agent prior to the Expiration Time, then, subject to Sections

3.1(b) and 5.1, the Company shall execute and the Rights Agent shall countersign and deliver in exchange therefor a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so surrendered.

            (b)   If there shall be delivered to the Company and the Rights

Agent prior to the Expiration Time (i) evidence to their satisfaction of the destruction, loss or theft of any Rights Certificate and (ii) such security or indemnity as may be required by them to save each of them and any of their agents harmless, then, subject to Sections 3.1(b) and 5.1 and in the absence of notice to the Company or the Rights Agent that such

Rights Certificate has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Rights Agent shall countersign and deliver, in lieu of any such destroyed, lost or stolen Rights Certificate,

a new Rights Certificate evidencing the same number of Rights as did the

Rights Certificate so destroyed, lost or stolen.

            (c)   As a condition to the issuance of any new Rights

Certificate under this Section 2.8, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) connected therewith.

            (d)   Every new Rights Certificate issued pursuant to this

Section 2.8 in lieu of any destroyed, lost or stolen Rights Certificate shall evidence an original additional contractual obligation of the

Company, whether or not the destroyed, lost or stolen Rights Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Rights duly issued hereunder.

            2.9   Persons Deemed Owners.  Prior to due presentment of a

Rights Certificate (or, prior to the Distribution Date, the associated

Common Stock certificate) for registration of transfer, the Company, the

Rights Agent and any agent of the Company or the Rights Agent may deem and treat the person in whose name such Rights Certificate (or, prior to the

Distribution Date, such Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever, including the payment of the

Redemption Price and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.  As used in this Agreement, unless the context otherwise requires, the term "holder" of any Rights shall mean the registered holder of such Rights (or, prior to the Distribution Date,

the associated shares of Common Stock).

            2.10  Delivery and Cancellation of Certificates.  All Rights

Certificates surrendered upon exercise or for registration of transfer or exchange shall, if surrendered to any person other than the Rights Agent,

be delivered to the Rights Agent and, in any case, shall be promptly cancelled by the Rights Agent.  The Company may at any time deliver to the

Rights Agent for cancellation any Rights Certificates previously counter-

signed and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Rights Certificates so delivered shall be promptly cancelled by the Rights Agent.  No Rights Certificates shall be countersigned in lieu of or in exchange for any Rights Certificates cancelled as provided in this Section 2.10, except as expressly permitted by this Agreement.  The Rights Agent shall destroy all cancelled Rights

Certificates and deliver a certificate of destruction to the Company.

            2.11   Agreement of Rights Holders.  Every holder of Rights by

accepting the same consents and agrees with the

Company and the Rights Agent and with every other holder of Rights that:

            (a)   prior to the Distribution Date, each Right will be

transferable only together with, and will be transferred by a transfer of,

the associated share of Common Stock;

            (b)   after the Distribution Date, the Rights Certificates will

be transferable only on the Rights Register as provided herein;

            (c)   prior to due presentment of a Rights Certificate (or,

prior to the Distribution Date, the associated Common Stock certificate)

for registration of transfer, the Company, the Rights Agent and any agent of the Company or the Rights Agent may deem and treat the person in whose name the Rights Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever,

and neither the Company nor the Rights Agent shall be affected by any notice to the contrary;

            (d)   Rights beneficially owned by certain Persons will, under

the circumstances set forth in Section 3.1(b), become void; and

            (e)  this Agreement may be supplemented or amended from time to time pursuant to Section 2.4(b) or 5.4 hereof.

                                ARTICLE III

                       ADJUSTMENTS TO THE RIGHTS IN
                     THE EVENT OF CERTAIN TRANSACTIONS

            3.1  Flip-in.  (a)  In the event that prior to the Expiration

Time a Flip-in Date shall occur, the Company shall take such action as shall be necessary to ensure and provide that, except as provided in this

Section 3.1, each Right shall constitute the right to purchase from the

Company, upon exercise thereof in accordance with the terms hereof (but subject to Section 5.10), that number of shares of Common Stock having an aggregate Market Price on the Stock Acquisition Date equal to twice the

Purchase Price for an amount in cash equal to the Purchase Price (such right to be appropriately adjusted in order to protect the interests of the holders of Rights generally in the event that on or after such Stock

Acquisition Date an event of a type analogous to any of the events described in Section 2.4(a) or (b) shall have occurred with respect to the

Common Stock).

            (b)  Notwithstanding the foregoing, any Rights that are or were

Beneficially Owned on or after the Stock Acquisition Date by an Acquiring

Person or an Affiliate or Associate thereof or by any transferee, direct or indirect, of any of the foregoing shall become void and any holder of such

Rights (including transferees) shall thereafter have no right to exercise or transfer such Rights under any provision of this Agreement.  If any

Rights Certificate is presented for assignment or exercise and the Person presenting the same will not complete the certification set forth at the end of the form of assignment or notice of election to exercise and provide such additional evidence of the identity of the Beneficial Owner and its Affiliates and Associates (or former Beneficial Owners and their Affiliates and

Associates) as the Company shall reasonably request, then the Company shall be entitled conclusively to deem the Beneficial Owner thereof to be an

Acquiring Person or an Affiliate or Associate thereof or a transferee of any of the foregoing and accordingly will deem the Rights evidenced thereby to be void and not transferable or exercisable.

            (c)   The Board of Directors of the Company may, at its option,

at any time after a Flip-in Date and prior to the time that an Acquiring

Person becomes the Beneficial Owner of more than 50% of the outstanding shares of Common Stock, elect to exchange all (but not less than all) the then outstanding Rights (which shall not include Rights that have become void pursuant to the provisions of Section 3.1(b)) for shares of Common

Stock at an exchange ratio of one share of Common Stock per Right,

appropriately adjusted in order to protect the interests of holders of

Rights generally in the event that after the Distribution Date an event of a type analogous to any of the events described in Section 2.4(a) or (b)

shall have occurred with respect to the Common Stock (such exchange ratio,

as adjusted from time to time, being hereinafter referred to as the

"Exchange Ratio").

            Immediately upon the action of the Board of Directors of the

Company electing to exchange the Rights, without any further action and without any notice, the right to exercise the Rights will terminate and each Right (other than Rights that have become void pursuant to Section

3.1(b)) will thereafter represent only the right to receive a number of shares of Common Stock equal to the Exchange Ratio.  Promptly after the action of the Board of Directors electing to exchange the Rights, the

Company shall give notice thereof (specifying the steps to be taken to receive shares of Common Stock in exchange for Rights) to the Rights Agent and the holders of the Rights (other than Rights that have become void pursuant to Section 3.1(b)) outstanding immediately prior thereto by mailing such notice in accordance with Section 5.9.

            Each Person in whose name any certificate for shares is issued upon the exchange of Rights pursuant to this Section 3.1(c) or Section

3.1(d) shall for all purposes be deemed to have become the holder of record of the shares represented thereby on, and such certificate shall be dated the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of any applicable taxes and other governmental charges payable by the holder was made; provided, however, that if the date of such surrender and payment is a date upon which the stock transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the stock transfer books of the Company are open.

            (d)  Whenever the Company shall become obligated under

Section 3.1(a) or (c) to issue shares of Common Stock upon exercise of or in exchange for Rights, the Company, at its option, may substitute therefor shares of Preferred Stock, at a ratio of one one-hundredth of a share of

Preferred Stock for each share of Common Stock so issuable.

            (e)  In the event that there shall not be sufficient treasury shares or authorized but unissued shares of Common Stock or Preferred Stock of the Company to permit the exercise or exchange in full of the Rights in accordance with Section 3.1(a) or (c), the Company shall either (i) call a meeting of stockholders seeking approval to cause sufficient additional shares to be authorized (provided that if such approval is not obtained the

Company will take the action specified in clause (ii) of this sentence) or

(ii) take such action as shall be necessary to ensure and provide, to the extent permitted by applicable law and any agreements or instruments in effect on the Stock Acquisition Date to which it is a party, that each

Right shall thereafter constitute the right to receive, (x) at the

Company's option, either (A) in return for the Purchase Price, debt or equity securities or other assets (or a combination thereof) having a fair value equal to twice the Purchase Price, or (B) without payment of consideration (except as otherwise required by applicable law), debt or equity securities or other assets (or a combination thereof) having a fair value equal to the Purchase Price, or (y) if the Board of Directors of the

Company elects to exchange the Rights in accordance with Section 3.1(c), debt or equity securities or other assets (or a combination thereof) having a fair value equal to the product of the Market Price of a share of Common Stock on the Flip-in Date times the Exchange Ratio in effect on the Flip-in Date, where in any case set forth in (x) or (y) above the fair value of such debt or equity securities or other assets shall be as determined in good faith by the Board of Directors of the Company, after consultation with a nationally recognized investment banking firm.

            3.2   Flip-over.  (a)  Prior to the Expiration Time, the

Company shall not enter into any agreement with respect to, consummate or permit to occur any Flip-over Transaction or Event unless and until it shall have entered into a supplemental agreement with the Flip-over Entity,

for the benefit of the holders of the Rights, providing that, upon consummation or occurrence of the Flip-over Transaction or Event (i) each

Right shall thereafter constitute the right to purchase from the Flip-over

Entity, upon exercise thereof in accordance with the terms hereof, that number of shares of Flip-over Stock of the Flip-over Entity having an aggregate Market Price on the date of consummation or occurrence of such

Flip-over Transaction or Event equal to twice the Purchase Price for an amount in cash equal to the Purchase Price (such right to be appropriately adjusted in order to protect the interests of the holders of Rights generally in the event that after such date of consummation or occurrence an event of a type analogous to any of the events described in Section 2.4(a) or (b)

shall have occurred with respect to the Flip-over Stock) and (ii) the

Flip-over Entity shall thereafter be liable for, and shall assume, by virtue of such Flip-over Transaction or Event and such supplemental agreement,

all the obligations and duties of the Company pursuant to this Agreement.

The provisions of this Section 3.2 shall apply to successive Flip-over

Transactions or Events.

            (b)  Prior to the Expiration Time, unless the Rights will be redeemed pursuant to Section 5.1 hereof in connection therewith, the

Company shall not enter into any agreement with respect to, consummate or permit to occur any Flip-over Transaction or Event if at the time thereof there are any rights, warrants or securities outstanding or any other arrangements, agreements or instruments that would eliminate or otherwise diminish in any material respect the benefits intended to be afforded by this Rights Agreement to the holders of Rights upon consummation of such transaction.


                                 ARTICLE IV

                              THE RIGHTS AGENT

            4.1   General.  (a)  The Company hereby appoints the Rights

Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment.

The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this

Agreement and the exercise and performance of its duties hereunder.  The

Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights

Agent, for anything done or omitted to be done by the Rights Agent in connection with the acceptance and administration of this Agreement,

including the costs and expenses of defending against any claim of liability.

            (b)   The Rights Agent shall be protected and shall incur no

liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any certificate for securities purchasable upon exercise of Rights, Rights

Certificate, certificate for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter,

notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons.

            4.2   Merger or Consolidation or Change of Name of Rights

Agent.  (a)  Any corporation into which the Rights Agent or any successor

Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights

Agent or any successor Rights Agent is a party, or any corporation succeeding to the shareholder services business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 4.4 hereof.  In case at the time such successor Rights Agent succeeds to the agency created by this Agreement any of the Rights Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates have not been countersigned, any successor Rights Agent may countersign such

Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights

Certificates will have the full force provided in the Rights Certificates and in this Agreement.

            (b)   In case at any time the name of the Rights Agent is

changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such

Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

            4.3   Duties of Rights Agent.  The Rights Agent undertakes the

duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights

Certificates, by their acceptance thereof, shall be bound:

            (a)   The Rights Agent may consult with legal counsel (who may

be legal counsel for the Company), and the opinion of such counsel will be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

            (b)   Whenever in the performance of its duties under this

Agreement the Rights Agent deems it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by a person believed by the

Rights Agent to be the Chairman of the Board, the President or any Vice

President or the Secretary or any Assistant Secretary of the Company and

delivered to the Rights Agent; and such certificate will be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

            (c)   The Rights Agent will be liable hereunder only for its

own negligence, bad faith or willful misconduct.

            (d)   The Rights Agent will not be liable for or by reason of

any of the statements of fact or recitals contained in this Agreement or in the certificates for securities purchasable upon exercise of Rights or the

Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and will be deemed to have been made by the Company only.

            (e)   The Rights Agent will not be under any responsibility in

respect of the validity of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the

Rights Agent) or in respect of the validity or execution of any certificate for securities purchasable upon exercise of Rights or Rights Certificate

(except its countersignature thereof); nor will it be responsible for any breach by the Company of any covenant or condition contained in this

Agreement or in any Rights Certificate; nor will it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 3.1(b) hereof) or any adjustment required under the provisions of Section 2.4, 3.1 or 3.2 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights after receipt of the certificate contemplated by Section 2.4 describing any such adjustment); nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any securities purchasable upon exercise of Rights or any Rights or as to whether any securities purchasable upon exercise of Rights will, when issued, be duly and validly authorized, executed, issued and delivered and fully paid and nonassessable.

            (f)   The Company agrees that it will perform, execute,

acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

            (g)   The Rights Agent is hereby authorized and directed to

accept instructions with respect to the performance of its duties hereunder from any person believed by the Rights Agent to be the Chairman of the

Board, the President or any Vice President or the Secretary or any

Assistant Secretary of the Company, and to apply to such persons for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such person.

            (h)   The Rights Agent and any stockholder, director, officer

or employee of the Rights Agent may buy, sell or deal in Common Stock,

Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

            (i)   The Rights Agent may execute and exercise any of the

rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

            4.4   Change of Rights Agent.  The Rights Agent may resign and

be discharged from its duties under this Agreement upon 90 days' notice (or such lesser notice as is acceptable to the Company) in writing mailed to the Company and to each transfer agent of Common Stock by registered or certified mail, and to the holders of the Rights in accordance with

Section 5.9.  The Company may remove the Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent and to each transfer agent of the

Common Stock by registered or certified mail, and to the holders of the

Rights in accordance with Section 5.9.  If the Rights Agent should resign or be removed or otherwise become incapable of acting, the Company will appoint a successor to the Rights Agent.  If the Company fails to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of any Rights (which holder shall, with such notice, submit such holder's Rights Certificate for inspection by the Company), then the holder of any Rights may apply to any court of competent jurisdiction for the appointment of a new Rights Agent.  Any successor Rights Agent, whether appointed by the Company or by such a court,

shall be a corporation organized and doing business under the laws of the

United States or of the Commonwealth of Massachusetts or any other State of the United States, in good standing, which is authorized under such laws to exercise the powers of the Rights Agent contemplated by this Agreement and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000.  After appointment, the successor

Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose.  Not later than the effective date of any such appointment, the Company will file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock,

and mail a notice thereof in writing to the holders of the Rights.  Failure to give any notice provided for in this Section 4.4, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent,

as the case may be.


                               ARTICLE V

                              MISCELLANEOUS

            5.1   Redemption  (a)  The Board of Directors of the Company

may, at its option, at any time prior to the close of business on the Flip-

in Date, elect to redeem all (but not less than all) the then outstanding

Rights at the Redemption Price and the Company, at its option, may pay the

Redemption Price either in cash or shares of Common Stock or other securities of the Company deemed by the Board of Directors, in the exercise of its sole discretion, to be at least equivalent in value to the

Redemption Price.

            (b)  Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights (or, if the resolution of the

Board of Directors electing to redeem the Rights states that the redemption will not be effective until the occurrence of a specified future time or event, upon the occurrence of such future time or event), without any further action and without any notice, the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive the Redemption Price in cash or securities, as determined by the Board of Directors.  Promptly after the Rights are redeemed, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice in accordance with Section 5.9.

            5.2   Expiration.  The Rights and this Agreement shall expire

at the Expiration Time and no Person shall have any rights pursuant to this

Agreement or any Right after the Expiration Time, except, if the Rights are exchanged or redeemed, as provided in Section 3.1, 3.2 or 5.1 hereof.

            5.3   Issuance of New Rights Certificates.  Notwithstanding any

of the provisions of this Agreement or of the Rights to the contrary, the

Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the number or kind or class of shares of stock purchasable upon exercise of Rights made in accordance with the provisions of this Agreement.  In addition, in connection with the issuance or sale of shares of Common Stock by the Company following the Distribution Date and prior to the Redemption Time or Expiration Time pursuant to the terms of securities convertible or redeemable into shares of Common Stock or to options, in each case issued or granted prior to, and outstanding at, the

Distribution Date, the Company shall issue to the holders of such shares of

Common Stock, Rights Certificates representing the appropriate number of

Rights in connection with the issuance or sale of such shares of Common

Stock; provided, however, in each case, (i) no such Rights Certificate shall be issued, if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or to the Person to whom such Rights

Certificates would be issued, (ii) no such Rights Certificates shall be issued if, and to the extent that, appropriate adjustment shall have otherwise been made in lieu of the issuance thereof, and (iii) the Company shall have no obligation to distribute Rights Certificates to any Acquiring

Person or Affiliate or Associate of an Acquiring Person or any transferee of any of the foregoing.

            5.4   Supplements and Amendments.  Prior to the Distribution

Date the Company and the Rights Agent may, if the Company so directs,

supplement or amend any provision of this Agreement without the approval of any holders of certificates representing shares of Common Stock.  From and after the Distribution Date, the Company and the Rights Agent may, if the

Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (i) to cure any ambiguity,

(ii) to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder, or (iv) to change or supplement the provisions hereunder in any manner that the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of the Rights Certificates; provided, this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights or benefits of the holders of Rights.  Upon the delivery of a certificate from an appropriate officer of the Company that states that the proposed supplement or amendment is in compliance with the terms of this Section 5.4, the Rights Agent shall execute such supplement or amendment and the same shall thereupon become effective.

Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made that changes the Redemption Price or the number of one one-hundredths of a share of Preferred Stock for which a

Right is exercisable.

            5.5  Fractional Shares.  If the Company elects not to issue certificates representing fractional shares upon exercise or redemption of

Rights, the Company shall, in lieu thereof, in the sole discretion of the

Board of Directors, either (a) evidence such fractional shares by depositary receipts issued pursuant to an appropriate agreement between the Company and a depositary selected by it, providing that each holder of a depositary receipt shall have all of the rights, privileges and preferences to which such holder would be entitled as a beneficial owner of such fractional share,

or (b) sell such shares on behalf of the holders of Right and pay to the registered holder of such Rights the appropriate fraction of price per share received upon such sale.

            5.6   Rights of Action.  Subject to the terms of this Agreement

(including Section 3.1(b)), rights of action in respect of this Agreement,

other than rights of action vested solely in the Rights Agent, are vested in the respective holders of the Rights; and any holder of any Rights,

without the consent of the Rights Agent or of the holder of any other

Rights, may, on such holder's own behalf and for such holder's own benefit and the benefit of other holders of Rights, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder's right to exercise such holder's

Rights in the manner provided in such holder's Rights Certificate and in this Agreement.  Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this

Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of,

the obligations of any Person subject to this Agreement.

            5.7   Holder of Rights Not Deemed a Stockholder.  No holder, as

such, of any Rights shall be entitled to vote, receive dividends or be deemed for any purpose the holder of shares or any other securities which may at any time be issuable on the exercise of such Rights, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 5.8 hereof), or otherwise, until such Rights shall have been exercised or exchanged in accordance with the provisions hereof.

            5.8   Notice of Proposed Actions.  In case the Company shall

propose after the Distribution Date and prior to the Expiration Time (i) to effect or permit occurrence of any Flip-over Transaction or Event or

(ii) to effect the liquidation, dissolution or winding up of the Company,

then, in each such case, the Company shall give to each holder of a Right, in accordance with Section 5.9 hereof, a notice of such proposed action, which shall specify the date on which such Flip-over Transaction or

Event, liquidation, dissolution, or winding up is to take place, and such notice shall be so given at least 20 Business Days prior to the date of the taking of such proposed action.

            5.9   Notices.  Notices or demands authorized or required by

this Agreement to be given or made by the Rights Agent or by the holder of any Rights to or on the Company shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                  New England Business Service, Inc.
                  500 Main Street
                  Groton, Massachusetts 01450

                  Attention:  Secretary

Any notice or demand authorized or required by this Agreement to be given or made by the Company or by the holder of any Rights to or on the Rights

Agent shall be sufficiently given or made if delivered or sent by first-

class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                  The First National Bank of Boston
                  150 Royall Street; Mail Stop 45-02-16
                  Canton, Massachusetts 02021

                  Attention:  Shareholder Services Division
                                (New England Business Service,
                                Inc. Rights Agreement)

Notices or demands authorized or required by this Agreement to be given or made by the Company or the Rights Agent to or on the holder of any Rights shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock.  Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.

            5.10  Suspension of Exercisability.  To the extent that the

Company determines in good faith that some action will or need be taken pursuant to Section 3.1(a), (b), (d) or (e) or to comply with federal or state securities laws, the Company may suspend the exercisability of the

Rights for a period of up to ninety (90) days following the date of the occurrence of the Distribution Date or the Flip-in Date in order to take such action or comply with such laws.  In the event of any such suspension,

the Company shall issue as promptly as practicable a public announcement stating that the exercisability or exchangeability of the Rights has been temporarily suspended.  Notice thereof pursuant to Section 5.9 shall not be required.

            Failure to give a notice pursuant to the provisions of this

Agreement shall not affect the validity of any action taken hereunder.

            5.11  Costs of Enforcement.  The Company agrees that if the

Company or any other Person the securities of which are purchasable upon exercise of Rights fails to fulfill any of its obligations pursuant to this

Agreement, then the Company or such Person will reimburse the holder of any

Rights for the costs and expenses (including legal fees) incurred by such holder in actions to enforce such holder's rights pursuant to any Rights or this Agreement.

            5.12  Successors.  All the covenants and provisions of this

Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

            5.13  Benefits of this Agreement.  Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights

Agent and the holders of the Rights any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the holders of the

Rights.

            5.14  Determination and Actions by the Board of Directors, etc.

The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including,

without limitation, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement.  All such actions, calculations,

interpretations and determinations (including, for purposes of clause (y)

below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board of Directors of the Company to any liability to the holders of the Rights.

            5.15  Descriptive Headings.  Descriptive headings appear herein for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

            5.16  Governing Law.  THIS AGREEMENT AND EACH RIGHT ISSUED

HEREUNDER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE

OF DELAWARE AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN

ACCORDANCE WITH THE LAWS OF SUCH STATE APPLICABLE TO CONTRACTS TO BE MADE

AND PERFORMED ENTIRELY WITHIN SUCH STATE.

            5.17  Counterparts.  This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

            5.18  Severability.  If any term or provision hereof or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions hereof or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable.

            IN WITNESS WHEREOF, the parties hereto have caused this

Agreement to be duly executed as of the date first above written.

                                    NEW ENGLAND BUSINESS SERVICE,
                                    INC.



                                    By: /s/ William C. Lowe
                                       Name: William C. Lowe
                                       Title: President and Chief
                                              Executive Officer

                                    THE FIRST NATIONAL BANK OF
                                    BOSTON



                                    By: /s/ Richard D. Hill, Jr.
                                       Name: Richard D. Hill, Jr.
                                       Title:  Vice President

                                 EXHIBIT A

                        CERTIFICATE OF DESIGNATION,
                     PREFERENCES AND RIGHTS OF SERIES A
                       PARTICIPATING PREFERRED STOCK

                     NEW ENGLAND BUSINESS SERVICE, INC.

           Pursuant to Section 151 of the General Corporation Law
                          of the State of Delaware


      We, Richard H. Rhoads, Chairman of the Board, and Paul F. Robinson, Secretary of New England Business Service, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

      That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the said Corporation, the said Board of Directors on October 27, 1989, adopted the following resolution creating a series of 400,000 shares of Preferred Stock designated as Series A Participating Preferred Stock:

      RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Certificate of Incorporation, a series of Series A Participating Preferred Stock of the Corporation of the par value of one dollar ($1.00) per share be and it hereby is created, and that the amount thereof and the designation, powers, preferences and rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

            Section 1. Designation and Amount. The share of such series shall be designated as "Series A Participating Preferred Stock" and the initial number of shares constituting such series shall be 400,000.

            Section 2.  Dividends and Distributions.

            (A) The "quarterly dividend periods" for purposes of accrual and payment of dividends upon Series A Participating Preferred Stock shall commence on the 28th day following the fourth Friday of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), or in the case of original issuance, on the date of original issuance, and shall end on and include the day next preceding the first date of the next quarterly dividend period. The dividend rate per share on the shares of Series A Participating Preferred Stock for each quarterly dividend period shall be equal to the greater of (a) $5.00 or
      (b) subject to adjustment as hereinafter provided, 100 times the aggregate amount per share of all cash dividends and 100 times the aggregate per share amount (payable in cash based upon the fair market value as of the time of payment of distribution) of all non-cash dividends or other distributions (other than stock dividends or stock splits) declared on the common stock, par value $1.00 per share, of this Corporation (the "Common Stock") during the immediately preceding quarterly dividend period, or, with respect to the first quarterly dividend period, since the first issuance of any share or fraction of a share of Series A Participating Preferred Stock. In the event the Corporation shall at any time after October 27, 1989 (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            (B) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 45 days prior to the date fixed for the payment thereof.

            Section 3. Voting Rights. The holders of shares of Series A Participating Preferred Stock shall have the following voting rights:

            (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            (B) Except as otherwise provided herein, in the Certificate of Incorporation, as from time to time amended, in any other Certificate of Designation creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Participating Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

            (C) Except as set forth in Section 11 below or as otherwise provided by law, holders of Series A Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

            Section 4.  Certain Restrictions.

            (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

            (i) declare or pay dividends, or make any other distributions, on any shares of Common Stock or other stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Preferred Stock;

            (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Participating Preferred Stock, except dividends paid ratably on the Series A Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears, in proportion to the total amounts to which the holders of all such shares are then entitled; or

            (iii) purchase or otherwise acquire for consideration any shares of Series A Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of such shares, shall determine in good faith will result in fair and equitable treatment among them.

            (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

            Section 5. Reacquired Shares. Any shares of Series A Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as shares of Series A Participating Preferred Stock or as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth in any other Certificate of Designation creating a series of Preferred Stock or as otherwise required by law.

            Section 6.  Liquidation, Dissolution or Winding Up

      (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of Common Stock or other stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Participating Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by
(ii) 100 (as appropriately adjusted as set forth in Subparagraph C below to reflect such events as stock splits, stock dividends and recapitalization with respect to the Common Stock), hereinafter referred to as the Adjustment Number. Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Participating Preferred Stock and Common Stock, respectively, holders of Series A Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and propor-tionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

      (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of the Series A Participating Preferred Stock and such parity shares in proportion to their respective liquidation preferences. In the event that there are sufficient assets to pay in full the Series A Liquidation Preference and all liquidation preferences ranking on a parity with it, but not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

      (C) In the event the Corporation shall at any time after the October 27, 1989, (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or
(iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or other property, then in any such case each share of Series A Participating Preferred Stock shall at the same time be similarly exchanged or changed into such other stock or securities, cash and/or other property having value equal to 100 times the aggregate value of stock, securities, cash and/or any other property into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination, consolidation or reclassification of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the exchange ratio of 100:1 provided for in the preceding sentence with respect to the exchange or change of shares of Series A Participating Preferred Stock shall be adjusted by multiplying such amount by a ratio, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            Section 8.  No Redemption.  The shares of Series A
Participating Preferred Stock shall not be redeemable.

            Section 9. Designation of Additional Preferred Stock. Nothing herein shall preclude the Board of Directors from increasing the number of authorized shares of Preferred Stock of the Corporation designated as Series A Participating Preferred Stock and having the voting powers, preferences and relative, participating and other rights provided herein for such series. Nothing herein shall preclude the Board of Directors from designating other authorized shares of Preferred Stock as one or more other series ranking on a parity with or prior to the Series A Participating Preferred Stock as to the payment of dividends or the distribution of assets or otherwise.

            Section 10. Fractional Shares. Series A Participating Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Participating Preferred Stock.

            Section 11. Amendment. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the holders of the Series A Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Participating Preferred Stock, voting together as a single class.


      IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury as of the 27th day of October, 1989.

                                          /s/ Richard H. Rhoads
                                          Richard H. Rhoads
                                          Chairman of the Board
Attest:


/s/ Paul F. Robinson
Paul F. Robinson Secretary

                                                                  EXHIBIT B



                        [Form of Rights Certificate]

Certificate No. W-                              _______ Rights

      THE RIGHTS ARE SUBJECT TO REDEMPTION OR MANDATORY EXCHANGE, AT THE OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. RIGHTS BENEFICIALLY OWNED BY ACQUIRING PERSONS OR AFFILIATES OR ASSOCIATES THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR TRANSFEREES OF ANY OF THE FOREGOING WILL BE VOID.

                             Rights Certificate


                     NEW ENGLAND BUSINESS SERVICE, INC.

            This certifies that ____________________, or registered

assigns, is the registered holder of the number of Rights set forth above,

each of which entitles the registered holder thereof, subject to the terms,

provisions and conditions of the Amended and Restated Rights Agreement,

dated as of October 20, 1994 (as amended from time to time, the "Rights

Agreement"), between New England Business Service, Inc., a Delaware corporation (the "Company"), and The First National Bank of Boston, as

Rights Agent (the "Rights Agent", which term shall include any successor

Rights Agent under the Rights Agreement), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights

Agreement) and prior to the close of business on October 20, 2004, one one-

hundredth of a fully paid share of Series A Participating Preferred Stock,

without par value (the "Preferred Stock"), of the Company (subject to adjustment as provided in the Rights Agreement) at the Purchase Price referred to below, upon presentation and surrender of this Rights Certificate with the Form of Election to Exercise duly executed at the principal office of the Rights Agent in Boston.  The Purchase Price shall initially be $75.00 per Right and shall be subject to adjustment in certain events as provided in the Rights Agreement.

            In certain circumstances described in the Rights Agreement, the

Rights evidenced hereby may entitle the registered holder thereof to purchase securities of an entity other than the Company or securities or assets of the Company other than Preferred Stock, all as provided in the

Rights Agreement.

            This Rights Certificate is subject to all of the terms,

provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates.  Copies of the Rights Agreement are on file at the principal office of the Company and are available without cost upon written request.

            This Rights Certificate, with or without other Rights

Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights

Certificates of like tenor evidencing an aggregate number of Rights equal to the aggregate number of Rights evidenced by the Rights Certificate or

Rights Certificates surrendered.  If this Rights Certificate shall be exercised in part, the registered holder shall be entitled to receive,

upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

            Subject to the provisions of the Rights Agreement, each Right evidenced by this Certificate may be (a) redeemed by the Company under certain circumstances, at its option, at a redemption price of $0.01 per

Right or (b) exchanged by the Company under certain circumstances, at its option, for one share of Common Stock or one one-hundredth of a share of

Preferred Stock per Right (or, in certain cases, other securities or assets of the Company), subject in each case to adjustment in certain events as provided in the Rights Agreement.

            No holder of this Rights Certificate, as such, shall be

entitled to vote or receive dividends or be deemed for any purpose the holder of any securities which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the

Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Rights Certificate shall have been exercised or exchanged as provided in the Rights Agreement.

            This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

            WITNESS the facsimile signature of the proper officers of the

Company and its corporate seal.


Date:  ____________


ATTEST:                             NEW ENGLAND BUSINESS
                                    SERVICE, INC.



___________________________         By______________________
       Secretary


Countersigned:

THE FIRST NATIONAL BANK OF BOSTON


By____________________________
   Authorized Signature

                [To be attached to each Rights Certificate]



                        FORM OF ELECTION TO EXERCISE

                    (To be executed if holder desires to
                     exercise the Rights Certificate.)

TO:  NEW ENGLAND BUSINESS SERVICE, INC.

            The undersigned hereby irrevocably elects to exercise

_______________________ whole Rights represented by the attached Rights

Certificate to purchase the shares of Participating Preferred Stock issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

            ___________________________________
            Address:___________________________
            ___________________________________
            Social Security or Other Taxpayer
            Identification Number:_____________

If such number of Rights shall not be all the Rights evidenced by this

Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

            ___________________________________
            Address:___________________________
            ___________________________________
            Social Security or Other Taxpayer
            Identification Number:_____________

Dated:  _______________, 19__



Signature Guaranteed:               _________________________
                                          Signature
                                          (Signature must correspond to
                                          name as written upon the face of
                                          the attached Rights Certificate
                                          in every particular, without
                                          alteration or enlargement or any
                                          change whatsoever)

            Signatures must be guaranteed by a bank, broker, dealer, credit union, national securities exchange, savings association or other eligible guarantor institution as defined in Section 240.17Ad-15 of the rules and regulations under the Securities and Exchange Act of 1934 participating in an approved signature guarantee medallion program.


- - ---------------------------------------------------------------------------
                        (To be completed if true)

            The undersigned hereby represents, for the benefit of all holders of Rights and shares of Common Stock, that the Rights evidenced by the attached Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).


                                          _________________________
                                          Signature

- - ---------------------------------------------------------------------------

                                   NOTICE

            In the event the certification set forth above is not completed in connection with a purported exercise, the Company will deem the Beneficial Owner of the Rights evidenced by the attached Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) or a transferee of any of the foregoing and accordingly will deem the Rights evidenced by such Rights Certificate to be void and not transferable or exercisable.